Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	TORONTO DOMINION HOLDINGS (U.S.A.), INC.
Address:	1 VANDERBILT AVENUE NEW YORK, NY 10017
Date of Event Requiring Statement (Month/Day/Year):	June 8, 2022
Issuer Name and Ticker or Trading Symbol:	NUVEEN DYNAMIC MUNICIPAL OPPORTUNITIES FUND (NDMO)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	TORONTO DOMINION HOLDINGS (U.S.A.), INC. By: /s/Christina Petrou Name: Christina Petrou Title: Vice President & Chief Operating Officer

Item	Information
Name:	TD GROUP US HOLDINGS LLC
Address:	251 LITTLE FALLS DRIVE WELLINGTON, DE 19808
Date of Event Requiring Statement (Month/Day/Year):	June 8, 2022
Issuer Name and Ticker or Trading Symbol:	NUVEEN DYNAMIC MUNICIPAL OPPORTUNITIES FUND (NDMO)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	TD GROUP US HOLDINGS LLC By: /s/Cody Botnick Name: Cody Botnick Title: Assistant Secretary

Item	Information
Name:	THE TORONTO-DOMINION BANK
Address:	TORONTO-DOMINION CENTRE P.O. BOX 1 TORONTO, ONTARIO, CANADA M5K 1A2
Date of Event Requiring Statement (Month/Day/Year):	June 8, 2022
Issuer Name and Ticker or Trading Symbol:	NUVEEN DYNAMIC MUNICIPAL OPPORTUNITIES FUND (NDMO)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	THE TORONTO-DOMINION BANK By: /s/Christina Petrou Name: Christina Petrou Title: Vice President